Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-233431) on Form S-8 of our report dated June 29, 2026, appearing in this Annual Report on Form 11-K of the Pioneer Bank, National Association 401(k) Savings Plan for the year ended December 31, 2025.

/s/ Bonadio & Co. LLP

Albany, New York

June 29, 2026